Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-256139, 333-238278, 333-231475, 333-224883, 333-218094, 333-211648, 333-204512 and 333-201024 on Form S-8 of our reports dated May 17, 2022, relating to the consolidated financial statements of New Relic, Inc., and the effectiveness of New Relic, Inc’s internal control over financial reporting appearing in this Annual Report on Form 10-K of New Relic, Inc. for the year ended March 31, 2022.
/s/ DELOITTE & TOUCHE LLP
May 17, 2022